Exhibit 99.1

Contacts:

Richard D. Katz, M.D.

EVP, Finance and Corporate Development;

Chief Financial Officer

Icagen, Inc.

(919) 941-5206

rkatz@icagen.com

ICAGEN REPORTS RESULTS OF

PHASE Ib PAIN STUDY OF ICA-105665

RESEARCH TRIANGLE PARK, N.C. (March 1, 2010) – Icagen, Inc. (NASDAQ: ICGN) today reported results of its Phase Ib pain study of ICA-105665, the Company’s novel orally available small molecule KCNQ potassium channel agonist, which the company is developing for the treatment of epilepsy and pain. This randomized, double-blind, placebo-controlled, cross-over study was designed to assess the ability of ICA-105665 to decrease the sensation of pain in response to the intradermal injection of capsaicin and to a simulated sunburn. Twenty-four healthy volunteers were enrolled in the study, which was conducted at a single clinical research site in the United Kingdom.

At the dose tested, which was 200mg bid, ICA-105665 did not reduce the pain elicited in the capsaicin or sunburn models. The compound was well tolerated with no serious adverse events and with similar numbers of adverse events across treatment groups. Pharmacokinetic parameters were consistent with expectations.

As previously noted, the Company is also conducting a study of ICA-105665 in patients with photosensitive epilepsy. The Company currently expects to report results of this second study during the first half of this year. Following the completion of this second study, the Company will consider next steps for the development of ICA-105665, including potentially discussing with the FDA the testing of the compound at higher doses than that utilized in the pain study.

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company is conducting research and development activities in a number of disease areas, including epilepsy, pain and inflammation. The Company has a clinical stage program in epilepsy and pain.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2009. These risk factors include risks as to the Company’s history of net losses and how long the Company will be able to operate on its existing capital resources; the Company’s ability to raise additional funding; general economic and financial market conditions; the Company’s ability to maintain compliance with NASDAQ’s continued listing requirements; whether the Company’s product candidates will advance in the clinical trials process; the timing of such clinical trials; whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials; whether the clinical trial results will warrant continued product development; whether and when, if at all, the Company’s product candidates, including ICA-105665 and the Company’s other lead compounds for epilepsy and pain, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such product candidates receive approval, whether such products will be successfully marketed; and the Company’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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